SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2007

CAREMARK RX, INC.

(Exact Name of Registrant

as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14200	63-1151076
(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800, Nashville, Tennessee	37201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Caremark Rx, Inc., a Delaware corporation (“Caremark”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated November 1, 2006, with CVS Corporation, a Delaware corporation (“CVS”), and Twain MergerSub Corp., a Delaware corporation and wholly owned subsidiary of CVS (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Caremark. On January 16, 2007, Caremark and CVS agreed that Caremark will effect a special cash dividend in an amount equal to $2.00 per outstanding share of Caremark common stock. Such special cash dividend will be declared by Caremark prior to the effective time of the merger and will be paid at or immediately following the effective time of the merger. Payment of this special cash dividend is conditioned on the completion of the merger. CVS and Caremark also agreed that, after the completion of the merger of Caremark and CVS, the combined company will effect an accelerated share repurchase transaction whereby the combined company will retire 150 million shares of common stock of the combined company (approximately 9.8% of the combined company’s pro-forma outstanding shares after giving effect to the merger). The parties’ agreement to complete the special cash dividend and the accelerated share repurchase program is collectively referred to as the “CVS Proposal.”

On January 16, 2007, Caremark entered into Amendment No. 1 (the “Amendment”) to the Merger Agreement with CVS and Merger Sub, amending the Merger Agreement. The Amendment reflects the parties agreement to change the structure of the merger from a reverse triangular merger to a forward triangular merger to implement the CVS Proposal in a tax efficient manner. Under the new structure as reflected in the Amendment, Caremark will be merged with and into Merger Sub (which will be converted into a Delaware limited liability company prior to the merger), with the Merger Sub surviving the merger. Immediately following the merger, Merger Sub will be renamed Caremark Rx, L.L.C. and will be a wholly owned subsidiary of CVS.

In addition, the parties executed a letter agreement setting forth their agreement with respect to the CVS Proposal.

Section 8 – Other Events

Item 8.01 Other Events

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release issued by Caremark and CVS on January 16, 2007 relating to the CVS Proposal.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated January 16, 2007, by and among Caremark, CVS and Merger Sub.

2.3	Letter Agreement, dated January 16, 2007, by and among Caremark, CVS and Merger Sub.

99.1	Press release dated January 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREMARK RX, INC.

Date:	January 17, 2007	By:	/s/ Peter J. Clemens IV
Name: Peter J. Clemens IV Title: Executive Vice President and Chief Financial Officer